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                                                                     EXHIBIT 5.1

                                February 9, 1999


Waste Connections, Inc.
2260 Douglas Blvd., Suite 280
Roseville, CA  95661

          Re:    Waste Connections, Inc. Registration Statement on
                 Form S-8 for the First Amended and Restated 1997 Stock Option Plan

Ladies and Gentlemen:

               Reference is made to the Registration Statement on Form S-8 filed by Waste Connections, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the proposed issuance and sale by the Company of an additional 820,132 shares of Company's Common Stock, par value $0.01 per share (the "Common Stock"). As counsel for the Company in connection with the registration, we render the opinion set forth below.

               We have examined, and are familiar with, originals or copies, certified or otherwise authenticated to our satisfaction, of documents, corporate records and other writings which we consider relevant for the purpose of this opinion. We have also reviewed the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and pertinent resolutions of the Board of Directors of the Company. In addition, we have ascertained or verified other facts which we deem relevant for the purpose of this opinion.

               In connection with this examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

               Based upon the foregoing, and such other legal considerations as we deem appropriate, we are of the opinion that:

               The additional 820,132 shares of Common Stock proposed to be sold by the Company under the terms of the Company's First Amended and Restated 1997 Stock Option Plan (the "Plan"), when sold and issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.


                               Page-1 Exhibit 5.1


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               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            SHARTSIS, FRIESE & GINSBURG LLP



                                            /s/ Shartsis, Friese & Ginsburg LLP


                               Page-2 Exhibit 5.1